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EXHIBIT 3.18

MILLENNIUM HEALTH, INC.

BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

        Section 1.    Time and Place of Meetings.    All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        Section 2.    Annual Meetings.    An annual meeting of the stockholders shall be held on the first Monday in March if not a legal holiday, and if a legal holiday, then on the next business day following, at 10:30 a.m. or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, which date and time shall be within thirteen months subsequent to the later of the date of incorporation or the last annual meeting of stockholders. At the annual meeting, the stockholders shall elect the directors to succeed those whose terms expire, and transact such other business as may properly be brought before the meeting.

        Section 3.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certification of Incorporation may be called by the Board of Directors, Chairman of the Board or the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of stockholders owning at lease one third of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

        Section 4.    Notice of Meetings.    Written notice of a meeting stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law.

        Section 5.    Quorum.    The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

        Section 6.    Voting.    At each meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy appointed by a legally sufficient instrument. Except as otherwise provided by statute or by the Certificate of Incorporation, each stockholder shall at every meeting be entitled to one vote in person or by proxy for each share of stock having voting power held by such stockholder on the record date for the meeting of stockholders. The vote upon any question brought before a meeting of the stockholders shall be by written ballot, except as otherwise required by these bylaws or by resolution of the shareholders. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy and which has actually voted shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of the statutes, the Certificate of Incorporation or these bylaws, a different vote is required in which case such express provision shall govern and control the decision of such question.

ARTICLE II

DIRECTORS

        Section 1.    Number and Term of Office.    The Board of Directors shall consist of one or more members. The number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified, except as required by law. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease there shall be vacancies on the Board which are being eliminated by such decrease.

        Section 2.    Vacancies and New Directorships.    Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified, except as required by law.

        Section 3.    Powers.    The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation directed or required to be exercised or done by the stockholders.

        Section 4.    Regular Meetings.    Regular meetings of the Board of Directors may be held without notice at such time or times, on such date or dates and at such place or places as shall from time to time be determined by the Board of Directors.

        Section 5.    Special Meetings.    Special meetings of the Board of Directors may be called by the Chairman of the Board or by the President on one day's written notice to each director by whom such notice is not waived, given either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of one director.

        Section 6.    Quorum.    At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 7.    Written Action.    Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

        Section 8.    Participation in Meetings by Conference Telephone.    Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

        Section 9.    Committees.    The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by statute, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

        Section 10.    Conduct of Business.    Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith. A majority of the number of members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present of any meeting at which there is a quorum shall be the act of the committee.

        Section 11.    Compensation.    The Board of Directors may establish such Compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board may determine.

        Section 12.    Rules.    The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with statute or these bylaws.

ARTICLE III

NOTICES

        Section 1.    Generally.    Whenever, under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram or telephone.

        Section 2.    Waivers.    Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

ARTICLE IV

OFFICERS

        Section 1.    Generally.    The officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary. The Board of Directors may also choose, at their discretion, a Chairman of the Board and may elect one or more vice presidents, one or more assistant secretaries, and such other officers as the Board deems to be appropriate. Any number of offices may be held by the same person.

        Section 2.    Compensation.    The compensation of all officers with agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

        Section 3.    Succession.    The officers of the Corporation shall hold office until their successors are elected or qualified. Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

        Section 4.    Authority of Duties.    The officers of the Corporation shall have such authority and perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by the directors regardless of whether such authority and dudes are customarily incident to such office.

        Section 5.    Action with Respect to Securities of Other Corporations.    Unless otherwise directed by the Board of Directors, the President shall have the power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation.

ARTICLE V

STOCK

        Section 1.    Certificates.    Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by the President or a Vice President and the Chief Executive Officer, Secretary or an Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be facsimile.

        Section 2.    Transfer.    Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to, or cause its transfer to, issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books..

        Section 3.    Lost, Stolen or Destroyed Certificates.    In the event of the loss, theft or destruction of any certificate for shares, another may be issued in its place pursuant to such requirements as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfaction bond or bonds of indemnity.

        Section 4.    Record Date.    The Board of Directors may fix in advance a date, not more than sixty nor less than ten days prior to the date of any meeting of stockholders, nor more than sixty days prior to the date of any written consent of stockholders without a meeting, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to express such written consent, or to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1.    Indemnification.

        (a)   The Corporation shall indemnify any person who has been made a party to or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Delaware; provided, however, that the Corporation shall not be required hereby to indemnify any such person with respect to my action, suit or proceeding that was initiated by such person unless such action, suit or proceeding was initiated by such person to enforce any rights to indemnification arising hereunder and such person shall have been formally adjudged to be entitled to indemnity by reason hereof. The Corporation may (in the Corporations discretion) indemnify or agree to indemnify any person who has been made a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including all appeals, by reason of the fact that he is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, to the full extent permitted from time to time under the laws of the State of Delaware or such lesser extent as the Board of Directors may determine.

        (b)   Expenses incurred by any officer or director indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding (including all appeals) or threat thereof, may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        (c)   The indemnification provided by this section shall not be deemed exclusive of or in any way to limit any other rights to which any person indemnified hereunder may be or may become entitled as a matter of law, by the Certificate of Incorporation, bylaws, agreement, insurance, vote of directors or stockholders or otherwise, both as to action in his official capacity, and as to action in another capacity while holding such office and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (d)   No amendment, termination or repeal of this section shall affect or impair in any way the rights of any director or officer of the Corporation to indemnification under the provisions hereof with respect to any action, suit or proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such amendment, termination or repeal.

        (e)   If any part of this section shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and the effect of the remaining parts shall not be affected thereby.

ARTICLE VII

GENERAL PROVISIONS

        Section 1.    Fiscal Year.    The fiscal year of the Corporation shall be as fixed by the Board of Directors.

        Section 2.    Corporate Seal.    The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 3.    Reliance Upon Books, Reports and Records.    Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

        Section 4.    Time Periods.    In applying any provision of these bylaws which require that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII

AMENDMENTS

        Section 1.    Amendments.    These bylaws may be altered, amended or repealed or new bylaws may he adopted by the stockholders or by the Board of Directors.

CERTIFICATE OF SECRETARY

OF

MILLENNIUM HEALTH, INC.

A DELAWARE CORPORATION

        I hereby certify that I am the duly elected and acting Secretary of said corporation and that the foregoing bylaws, comprising 12 pages, constitute the bylaws of said corporation as duly adopted by the Board of Directors thereof by action taken without a meeting.

Date: February 5, 1998	/s/ MICHAEL PING
Secretary

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MILLENNIUM HEALTH, INC. BYLAWS